Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:
Timothy A. Bonang, Vice President, Investor Relations, or
Carlynn Finn, Senior Manager, Investor Relations
(617) 796-8320
www.sirreit.com

Select Income REIT Announces 2012 First Quarter Results

Newton, MA (May 2, 2012): Select Income REIT (NYSE: SIR) today announced financial results for the quarter ended March 31, 2012. SIR was formed on December 19, 2011 as a wholly owned subsidiary of CommonWealth REIT (NYSE: CWH), and SIR sold approximately 29.5% of its common shares in an initial public offering, or IPO, on March 12, 2012.  Accordingly, SIR’s historical results of operations are not comparable to results which may be expected in future periods.

Results for the Quarter Ended March 31, 2012:

Funds from operations, or FFO, for the quarter ended March 31, 2012 were $20.4 million, or $1.55 per share, compared to FFO for the quarter ended March 31, 2011 of $20.2 million.

Net income was $17.7 million for the quarter ended March 31, 2012, compared to $17.5 million for the same quarter last year.  Net income per share for the quarter ended March 31, 2012 was $1.34.

The weighted average number of common shares outstanding was 13,205,000 for the quarter ended March 31, 2012.  For the quarter ended March 31, 2011, SIR did not have any outstanding shares.

SIR issued 22,000,000 common shares to CWH on February 16, 2012 (including 1,000 shares issued to CWH in connection with SIR’s formation on December 19, 2011) and issued 9,200,000 common shares in connection with its IPO on March 12, 2012.  If the issuance of common shares to CWH and the IPO had occurred on January 1, 2012, then SIR’s weighted average number of common shares outstanding would have been 31,200,000 for the three months ended March 31, 2012.

A reconciliation of net income determined according to U.S. generally accepted accounting principles, or GAAP, to FFO for the quarters ended March 31, 2012 and 2011 appears later in this press release.

Occupancy and Leasing Results:

As of March 31, 2012, 95.2% of SIR’s total rentable square feet was leased, compared to 95.3% as of December 31, 2011 and 95.9% as of March 31, 2011.

During the three months ended March 31, 2012, SIR entered lease renewals for approximately 146,000 square feet and new leases for approximately 96,000 square feet, which had combined weighted average rental rates that were 11.6% higher than prior rents for the same space.  The weighted average lease term for new leases and lease renewals entered into during the first quarter of 2012 was 6.5 years.  Commitments for tenant improvement, leasing commission costs and concessions for leases entered during the quarter ended March 31, 2012 totaled $1.34 per square foot on average.  All leasing activity during the quarter ended March 31, 2012 occurred at properties located in Hawaii.

SIR executed rent resets at properties located in Hawaii for approximately 47,000 square feet of land during the quarter ended March 31, 2012, which had combined weighted average rental rates that were 52.0% higher than prior rents.

Investment Activities:

Since completing its IPO on March 12, 2012, SIR has entered agreements to acquire two properties for an aggregate purchase price of approximately $104.4 million, excluding closing costs:

•                  In April 2012, SIR entered an agreement to acquire a 100% net leased, single tenant office building located in Provo, UT with 405,699 square feet.  The purchase price is $85.5 million, excluding closing costs.  This pending acquisition is subject to SIR’s satisfactory completion of diligence and other customary closing conditions; accordingly, SIR can provide no assurance that it will acquire this property.

•                  Also in April 2012, SIR entered an agreement to acquire a 100% net leased, single tenant office building located in Englewood, CO with 140,162 square feet.  The purchase price is $18.9 million, excluding closing costs.  This pending acquisition is subject to SIR’s satisfactory completion of diligence and other customary closing conditions; accordingly, SIR can provide no assurance that it will acquire this property.

Financing Activities:

On March 12, 2012, SIR issued 9,200,000 common shares in connection with its IPO, including 1,200,000 shares issued when the underwriters exercised in full their over allotment option, at a price of $21.50 per share, raising net proceeds of approximately $181.0 million.

Simultaneous with closing of the IPO, SIR entered into a $500.0 million revolving credit facility that is available for general business purposes, including acquisitions.  Interest under the revolving credit facility is calculated at floating rates based upon LIBOR plus a premium that varies depending upon SIR’s leverage and credit rating.  The revolving credit facility has a maturity date of March 11, 2016 and provides SIR an option to extend the maturity date for one year, subject to payment of an extension fee and meeting certain conditions.  As of March 31, 2012, SIR had $227.0 million drawn and $273.0 million of borrowing capacity under the revolving credit facility.

SIR used the net proceeds from its IPO and drawings under its revolving credit facility to repay a $400.0 million demand note to CWH.  The demand note was issued to CWH on February 16, 2012 as partial consideration for the contribution of 251 properties to SIR by CWH.

Conference Call:

On May 2, 2012, at 1:00 p.m. Eastern Time, David Blackman, President and Chief Operating Officer, and John Popeo, Chief Financial Officer, will host a conference call to discuss the financial results for the quarter ended March 31, 2012.

The conference call telephone number is (800) 230-1059.  Participants calling from outside the United States and Canada should dial (612) 234-9959.  No pass code is necessary to access either call.  Participants should dial in about 15 minutes prior to the scheduled start of the call.  A replay of the conference call will be available through 11:59 p.m. Eastern Time on Wednesday, May 9, 2012.  To hear the replay, dial (800) 475-6701 or, if calling from outside the United States, dial (320) 365-3844.  The replay pass code is 242637.

A live audio webcast of the conference call will also be available in a listen only mode on SIR’s website, which is located at www.sirreit.com.  Participants wanting to access the webcast should visit SIR’s website about five minutes before the call.  The archived webcast will be available for replay on SIR’s website for about one week after the call.  The recording and retransmission in any way of SIR’s first quarter conference call is strictly prohibited without the prior written consent of SIR.

Supplemental Data:

A copy of SIR’s First Quarter 2012 Supplemental Operating and Financial Data is available for download at SIR’s website, www.sirreit.com.  SIR’s website is not incorporated as part of this press release.

Select Income REIT is a real estate investment trust, or REIT, which owns properties that are primarily net leased to single tenants.  As of March 31, 2012, SIR owned 251 properties with a total of approximately 21.4 million square feet located in 14 states, including 228 properties with approximately 17.8 million square feet which are primarily leasable industrial and commercial land located in Oahu, Hawaii.  SIR is headquartered in Newton, MA.

Please see the pages attached hereto for a more detailed statement of SIR’s operating results and financial condition and for an explanation of SIR’s calculation of FFO.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS STATEMENTS WHICH CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS.  ALSO, WHENEVER SIR USES WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE”, OR SIMILAR EXPRESSIONS, SIR IS MAKING FORWARD LOOKING STATEMENTS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON SIR’S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. SIR’S ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN SIR’S FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. FOR EXAMPLE:

•                  THIS PRESS RELEASE STATES THAT SIR HAS ENTERED INTO AGREEMENTS TO ACQUIRE CERTAIN PROPERTIES.  THESE TRANSACTIONS ARE SUBJECT TO VARIOUS TERMS AND CONDITIONS TYPICAL OF COMMERCIAL REAL ESTATE TRANSACTIONS.  THESE TERMS AND CONDITIONS MAY NOT BE MET.  AS A RESULT, SOME OR ALL OF THESE TRANSACTIONS MAY NOT OCCUR ON THE TERMS DESCRIBED, MAY BE DELAYED OR MAY NOT OCCUR.

THE INFORMATION CONTAINED IN SIR’S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, OR THE SEC, INCLUDING UNDER “RISK FACTORS” IN SIR’S PROSPECTUS DATED MARCH 6, 2012 FILED WITH THE SEC, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE SIR’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE STATED IN SIR’S FORWARD LOOKING STATEMENTS. SIR’S FILINGS WITH THE SEC ARE AVAILABLE ON THE SEC’S WEBSITE AT WWW.SEC.GOV.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, SIR DOES NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

Select Income REIT

Consolidated Statements of Income

(amounts in thousands, except per share data)

(unaudited)

	Three Months Ended March 31,
	2012	2011

Revenues
Rental income	$24,074	$23,737
Tenant reimbursements and other income	3,513	4,043
Total revenues	27,587	27,780

Expenses
Real estate taxes	3,641	3,603
Other operating expenses	1,777	2,532
Depreciation and amortization	2,773	2,712
General and administrative	1,404	1,456
Total expenses	9,595	10,303

Operating income	17,992	17,477

Interest expense (including amortization of deferred financing fees of $53 and $0, respectively)	(337)	—

Net income	$17,655	$17,477

Weighted average common shares outstanding	13,205	—

Net income per common share	$1.34	$—

Select Income REIT

Funds from Operations

(amounts in thousands, except per share data)

(unaudited)

	For the Three Months Ended
	3/31/2012	3/31/2011

Net income	$17,655	$17,477
Plus: depreciation and amortization	2,773	2,712
FFO (1)	20,428	20,189

(1)     SIR calculates FFO as shown above.  FFO is calculated on the basis defined by The National Association of Real Estate Investment Trusts, or NAREIT, which, as applicable to SIR, is net income, calculated in accordance with GAAP, plus real estate depreciation and amortization.  SIR considers FFO to be an appropriate measure of performance for a REIT, along with net income and cash flow from operating, investing and financing activities.  SIR believes that FFO provides useful information to investors because by excluding the effects of certain historical amounts, such as depreciation expense, FFO can facilitate a comparison of operating performances between periods.  FFO is among the factors considered by SIR’s Board of Trustees when determining the amount of distributions, if any, to make to shareholders.  Other factors include, but are not limited to, requirements to maintain SIR’s status as a REIT, limitations in SIR’s revolving credit facility, the availability of debt and equity capital to SIR and SIR’s expectation of its future capital requirements and operating performance.  FFO does not represent cash generated by operating activities in accordance with GAAP and should not be considered as an alternative to net income, operating income or cash flow from operating activities, determined in accordance with GAAP, or as an indicator of SIR’s financial performance or liquidity, nor is this measure necessarily indicative of sufficient cash flow to fund all of SIR’s needs.  SIR believes that FFO may facilitate an understanding of SIR’s consolidated historical operating results.  FFO should be considered in conjunction with net income, operating income and cash flow from operating activities as presented in SIR’s Consolidated Statements of Income and Consolidated Statements of Cash Flows.  Other REITs and real estate companies may calculate FFO differently than SIR.

Select Income REIT

Consolidated Balance Sheets

(amounts in thousands, except share data)

(unaudited)

	March 31,	December 31,
	2012	2011
ASSETS

Real estate properties:
Land	$614,702	$614,702
Buildings and improvements	292,850	292,634
	907,552	907,336
Accumulated depreciation	(38,189)	(36,240)
	869,363	871,096

Acquired real estate leases, net	43,111	44,333
Cash and cash equivalents	18,358	—
Rents receivable, net	31,917	35,024
Deferred leasing costs, net	3,571	3,418
Deferred financing costs, net	4,116	—
Due from related persons	1,095	—
Other assets, net	3,698	661
Total assets	$975,229	$954,532

LIABILITIES AND SHAREHOLDERS’ EQUITY

Revolving credit facility	$227,000	$—
Accounts payable and accrued expenses	15,852	14,217
Assumed real estate lease obligations, net	20,582	21,005
Rents collected in advance	6,397	6,229
Security deposits	8,126	8,281
Total liabilities	277,957	49,732

Commitments and contingencies

Shareholders’ equity:
Common shares of beneficial interest, $0.01 par value: 50,000,000 shares authorized, 31,200,000 and 1,000 shares issued and outstanding, respectively	312	—
Additional paid in capital	693,928	—
Cumulative net income	3,032	—
Ownership Interest	—	904,800
Total shareholders’ equity	697,272	904,800

Total liabilities and shareholders’ equity	$975,229	$954,532

(END)